Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Bart R. Olson
	President and CEO	Executive Vice President and CFO
Phone:	303-802-8900	714-989-4149

Contact:	William J. Black
Executive Vice President
Strategy and Corporate Development
Phone:	919-597-7466

FOR IMMEDIATE RELEASE		January 20, 2021

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE FOURTH QUARTER AND FULL YEAR 2020

Fourth Quarter 2020 Highlights

•	Net Earnings of $116.8 Million, or $0.99 Per Diluted Share
•	Strong Pre-Provision, Pre-Tax Net Revenue (“PPNR”) of $163.4 Million
•	Provision for Credit Losses of $10.0 Million in Q4 Compared to $97.0 Million in Q3
•	Core Deposits Up $1.1 Billion or 5% in Q4; Represents 89% of Total Deposits
•	Strong Capital Position – CET1 Ratio of 10.53%

Full Year 2020 Highlights

•	Excluding Goodwill Impairment, Net Earnings of $232.4 Million, or $1.97 Per Diluted Share
•	Net Loss of $1.24 Billion, or $(10.61) Per Diluted Share Due to $1.47 Billion Goodwill Impairment
•	Strong Pre-Provision, Pre-Tax Net Revenue (“PPNR”) of $646.6 Million
•	Provision for Credit Losses of $339.0 Million Compared to $22.0 Million in 2019
•	Core Deposits Up $6.1 Billion or 38% in 2020
•	Strong Capital Position – Increased CET1 Ratio 75 Basis Points to 10.53% in 2020
•	Increased Allowance for Credit Losses Ratio to 2.41% (Excluding PPP Loans)

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the fourth quarter of 2020 of $116.8 million, or $0.99 per diluted share, compared to net earnings for the third quarter of 2020 of $45.5 million, or $0.38 per diluted share. The increase in net earnings for the fourth quarter was due primarily to an $87.0 million decrease in the provision for credit losses.

Net loss for the full year 2020 was $1.24 billion, or $10.61 per diluted share, compared to net earnings for the full year 2019 of $468.6 million, or $3.90 per diluted share. The decrease in net earnings for 2020 was primarily due to a $1.47 billion goodwill impairment charge and a higher provision for credit losses attributable mainly to the significant deterioration in the economic forecast used to estimate the allowance for credit losses as a result of the COVID-19 pandemic.

Matt Wagner, President and CEO, commented, “We finished the year strong with fourth quarter earnings boosted by continued asset growth and improved credit costs. Our fourth quarter results produced a return on assets of 1.58% and a return on tangible equity of 19.63%.”

Mr. Wagner continued, “We experienced strong deposit growth again in the fourth quarter, resulting in further increases in our liquidity position. Our average on-balance sheet cash balance grew to $3.6 billion in the fourth quarter with a yield of 13 basis points. While our focus is on managing net interest income, this excess liquidity had a negative impact on our fourth quarter NIM of 46 basis points.”

Mr. Wagner added, “Our priority continues to be on mitigating potential credit losses in our portfolios, especially those portfolios impacted most by COVID-19. We are also focused on assisting our customers with applying for new PPP loans and forgiveness for their previous PPP loans during 2021.”

Mr. Wagner added, “In 2020, our operating results were significantly impacted by the economic impact of the COVID-19 pandemic. These factors resulted in the goodwill impairment in the first quarter and elevated credit loss provisions in 2020, however, our strong PPNR allowed us to internally generate capital and build our allowance for credit losses during the year. As we head into 2021 with good momentum, we will continue to focus on the safety of our employees amid the pandemic, delivering high quality service to our valued clients, while strategically managing our business to optimize profitability in this low-rate environment.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Year Ended
	December 31,	September 30,	Increase	December 31,		Increase
Financial Highlights	2020	2020	(Decrease)	2020	2019	(Decrease)
	(Dollars in thousands, except per share data)
Net earnings (loss)	$116,830	$45,503	$71,327	$(1,237,574)	$468,636	$(1,706,210)
Diluted earnings (loss) per share	$0.99	$0.38	$0.61	$(10.61)	$3.90	$(14.51)
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") (1)	$163,376	$156,174	$7,202	$646,599	$654,940	$(8,341)
Return on average assets	1.58%	0.65%	0.93	(4.46)%	1.80%	(6.26)
PPNR return on average assets (1)	2.22%	2.22%	-	2.33%	2.51%	(0.18)
Return on average tangible equity (1)	19.63%	8.20%	11.43	10.36%	21.49%	(11.13)
Yield on average loans and leases (tax equivalent)	5.15%	5.01%	0.14	5.18%	6.00%	(0.82)
Cost of average total deposits	0.14%	0.17%	(0.03)	0.27%	0.77%	(0.50)
Net interest margin ("NIM") (tax equivalent)	3.83%	3.90%	(0.07)	4.05%	4.54%	(0.49)
Efficiency ratio	43.6%	45.1%	(1.5)	43.1%	42.7%	0.4

Total assets	$29,498,442	$28,426,716	$1,071,726	$29,498,442	$26,770,806	$2,727,636
Loans and leases held for investment, net of deferred fees	$19,083,377	$19,026,200	$57,177	$19,083,377	$18,846,872	$236,505
Noninterest-bearing demand deposits	$9,193,827	$9,346,744	$(152,917)	$9,193,827	$7,243,298	$1,950,529
Core deposits	$22,264,480	$21,117,629	$1,146,851	$22,264,480	$16,187,287	$6,077,193
Total deposits	$24,940,717	$23,965,695	$975,022	$24,940,717	$19,233,036	$5,707,681

As percentage of total deposits:
Noninterest-bearing demand deposits	37%	39%	(2)	37%	38%	(1)
Core deposits	89%	88%	1	89%	84%	5

Equity to assets ratio	12.19%	12.26%	(0.07)	12.19%	18.51%	(6.32)
Tangible common equity ratio (1)	8.78%	8.71%	0.07	8.78%	9.79%	(1.01)
Book value per share	$30.36	$29.42	$0.94	$30.36	$41.36	$(11.00)
Tangible book value per share (1)	$21.05	$20.09	$0.96	$21.05	$19.77	$1.28

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income increased by $7.9 million to $259.2 million for the fourth quarter of 2020 compared to $251.3 million for the third quarter of 2020 due mainly to higher income on investment securities, higher loan prepayment fees, higher recapture of nonaccrual interest, higher amortized loan fee income from PPP loan forgiveness, and lower interest expense, partially offset by a negative impact on net interest income due to the change in the earning asset mix and a lower balance of average loans and leases. The tax equivalent yield on average loans and leases was 5.15% for the fourth quarter of 2020 compared to 5.01% for the third quarter of 2020. The increase in the tax equivalent yield on average loans and leases was primarily due to higher loan prepayment fees, higher recapture of nonaccrual interest, and higher amortized loan fee income from PPP loan forgiveness in the fourth quarter as compared to the third quarter.

The tax equivalent NIM was 3.83% for the fourth quarter of 2020 compared to 3.90% for the third quarter of 2020. The decrease in the NIM was due mostly to the change in the earning asset mix. Average loans and leases decreased by $426.5 million, while the average balance of deposits in financial institutions increased by $1.0 billion and the average balance of investment securities increased by $781.1 million in the fourth quarter of 2020. This excess liquidity had a negative impact on the fourth quarter tax equivalent NIM of 46 basis points.

The cost of average total deposits decreased to 0.14% for the fourth quarter of 2020 from 0.17% for the third quarter of 2020. The lower cost of average total deposits was due primarily to the repricing of maturing brokered time deposits.

Provision for Credit Losses

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Provision for Credit Losses	2020	2020	(Decrease)
		(In thousands)
Addition to allowance for loan and lease losses	$21,000	$81,000	$(60,000)
(Reduction in) addition to reserve for unfunded loan commitments	(11,000)	16,000	(27,000)
Total provision for credit losses	$10,000	$97,000	$(87,000)

The provision for credit losses decreased by $87.0 million to $10.0 million for the fourth quarter of 2020 compared to $97.0 million for the third quarter of 2020. This reduction reflected improvement in certain key macro-economic forecast variables, a lower provision for unfunded loan commitments, and decreased provisions for individually evaluated loans and leases.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Income	2020	2020	(Decrease)
		(In thousands)
Service charges on deposit accounts	$3,119	$2,570	$549
Other commissions and fees	9,974	10,541	(567)
Leased equipment income	9,440	9,900	(460)
Gain on sale of loans and leases	1,671	35	1,636
Gain on sale of securities	4	5,270	(5,266)
Other income:
Dividends and gains on equity investments	5,064	6,945	(1,881)
Warrant income	7,299	500	6,799
Other	3,279	2,491	788
Total noninterest income	$39,850	$38,252	$1,598

Noninterest income increased by $1.6 million to $39.9 million for the fourth quarter of 2020 compared to $38.3 million for the third quarter of 2020 due primarily to an increase of $6.8 million in warrant income attributable to higher gains from exercised warrants, and an increase of $1.6 million in gain on sale of loans and leases, offset partially by decreases of $5.3 million in gain on sale of securities and $1.9 million in dividends and gains on equity investments. The increase in the gain on sale of loans and leases resulted from the sales of $119.9 million of loans for a gain of $1.7 million in the fourth quarter compared to sales of $3.0 million for a gain of $35 thousand in the third quarter. The decrease in the gain on sale of securities resulted from minimal sales in the fourth quarter compared to sales of $17.0 million of securities for a gain of $5.3 million in the third quarter. The decrease in dividends and gains on equity investments was due primarily to lower net fair value gains on equity investments still held, offset partially by higher income from distributions on fair value equity investments.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Expense	2020	2020	(Decrease)
		(In thousands)
Compensation	$73,171	$75,131	$(1,960)
Occupancy	14,083	14,771	(688)
Data processing	6,718	6,505	213
Other professional services	6,800	4,713	2,087
Insurance and assessments	5,064	3,939	1,125
Intangible asset amortization	3,172	3,751	(579)
Leased equipment depreciation	7,501	7,057	444
Foreclosed assets (income) expense, net	(272)	335	(607)
Acquisition, integration and reorganization costs	1,060	-	1,060
Customer related expense	4,430	4,762	(332)
Loan expense	3,926	3,499	427
Other	10,029	8,939	1,090
Total noninterest expense	$135,682	$133,402	$2,280

Noninterest expense increased by $2.3 million to $135.7 million for the fourth quarter of 2020 compared to $133.4 million for the third quarter of 2020 attributable primarily to increases of $2.1 million in other professional services, $1.1 million in insurance and assessments, $1.1 million in acquisition, integration and reorganization costs, and $1.1 million in other expense, offset partially by a decrease of $2.0 million in compensation expense. The increase in other professional services was due mainly to higher consulting expense. The increase in insurance and assessments expense was due to an increase in FDIC assessment expense. The increase in acquisition, integration and reorganization costs was due to advisory services. The increase in other expense was due primarily to an increase in franchise taxes. The decrease in compensation expense was due mainly to lower bonus accruals and lower stock compensation expense.

Income Taxes

The effective income tax rate was 23.8% for the fourth quarter of 2020 compared to 23.1% for the third quarter of 2020. The effective tax rate for the year ended December 31, 2020 was (6.5%), however when excluding the non-deductible goodwill impairment, the effective tax rate for the full year 2020 was 24.4%. The effective tax rate for the full year 2021 is currently estimated to be in the range of 26% to 28%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Year Ended
Roll Forward of Loans and Leases Held	December 31,	September 30,	December 31,
for Investment, Net of Deferred Fees (1)	2020	2020	2020
	(Dollars in thousands)
Balance, beginning of period	$19,026,200	$19,694,631	$18,846,872
Additions:
Production	1,131,165	519,671	4,243,538
Disbursements	1,354,038	1,008,336	5,159,912
Total production and disbursements	2,485,203	1,528,007	9,403,450
Reductions:
Payoffs	(1,330,321)	(982,889)	(3,738,754)
Paydowns	(957,075)	(1,160,692)	(5,193,848)
Total payoffs and paydowns	(2,287,396)	(2,143,581)	(8,932,602)
Sales	(119,931)	(2,979)	(125,999)
Transfers to foreclosed assets	(385)	(12,594)	(14,755)
Charge-offs	(20,314)	(37,284)	(93,589)
Total reductions	(2,428,026)	(2,196,438)	(9,166,945)
Net increase (decrease)	57,177	(668,431)	236,505
Balance, end of period	$19,083,377	$19,026,200	$19,083,377

Weighted average rate on production (2)	4.41%	4.95%	3.57%

(1) Includes direct financing leases but excludes equipment leased to others under operating leases.

(2) The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees.  Amortized fees added approximately 25 basis points to loan yields in 2020.

Loans and leases held for investment, net of deferred fees, increased by $57.2 million in the fourth quarter of 2020 to $19.1 billion at December 31, 2020. The majority of the increase in the loans and leases balance for the fourth quarter of 2020 related to increases in the asset-based and income producing and other residential loan classes, offset partially by decreases in the other commercial and commercial construction and land classes. The weighted average rate on fourth quarter production decreased to 4.41% due to fourth quarter production including a higher percentage of lower-rate products such as equity fund loans and multi-family loans as compared to third quarter production. The weighted average rate on new production for the year ended December 31, 2020 of 3.57% was negatively impacted by the $1.2 billion of Paycheck Protection Program (“PPP”) loans originated with a coupon rate of 1%. Excluding PPP loans, the weighted average rate on new production for the year was 4.66%. For the year ended December 31, 2020, loans and leases held for investment, net of deferred fees, increased by $236.5 million. The majority of the increase in the loans and leases balance for the year related to increases in the other commercial and residential construction and land classes, offset partially by decreases in the venture capital, asset-based, and consumer loan classes.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	December 31, 2020		September 30, 2020		December 31, 2019
		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total
	(In thousands)
Real estate mortgage:
Commercial	$4,096,671	21%	$4,192,466	22%	$4,202,687	22%
Income producing and other residential	3,803,265	20%	3,684,579	19%	3,770,060	20%
Total real estate mortgage	7,899,936	41%	7,877,045	41%	7,972,747	42%
Real estate construction and land:
Commercial	1,117,121	6%	1,241,647	7%	1,082,368	6%
Residential	2,243,160	12%	2,182,100	11%	1,655,434	9%
Total real estate construction and land	3,360,281	18%	3,423,747	18%	2,737,802	15%
Total real estate	11,260,217	59%	11,300,792	59%	10,710,549	57%
Commercial:
Asset-based	3,429,283	18%	3,153,048	17%	3,748,407	20%
Venture capital	1,698,508	9%	1,637,132	9%	2,179,422	12%
Other commercial	2,375,114	12%	2,572,994	13%	1,767,667	9%
Total commercial	7,502,905	39%	7,363,174	39%	7,695,496	41%
Consumer	320,255	2%	362,234	2%	440,827	2%
Total loans and leases held for investment, net of deferred fees	$19,083,377	100%	$19,026,200	100%	$18,846,872	100%

Total unfunded loan commitments	$7,601,390		$7,178,506		$8,183,158

Allowance for Credit Losses

The following tables present roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended December 31, 2020
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$345,966	$96,571	$442,537
Charge-offs	(20,314)	-	(20,314)
Recoveries	1,529	-	1,529
Net (charge-offs)	(18,785)	-	(18,785)
Provision	21,000	(11,000)	10,000
Ending balance	$348,181	$85,571	$433,752

	Three Months Ended September 30, 2020
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$301,050	$80,571	$381,621
Charge-offs	(37,284)	-	(37,284)
Recoveries	1,200	-	1,200
Net (charge-offs)	(36,084)	-	(36,084)
Provision	81,000	16,000	97,000
Ending balance	$345,966	$96,571	$442,537

Allowance for Credit	Year Ended December 31,
Losses Rollforward	2020	2019
	(In thousands)
Beginning balance	$174,646	$169,333
Cumulative effect of change in accounting principle - CECL	7,327	-
Charge-offs	(93,589)	(32,262)
Recoveries	6,368	15,575
Net charge-offs	(87,221)	(16,687)
Provision	339,000	22,000
Ending balance	$433,752	$174,646

The allowance for credit losses decreased by $8.8 million in the fourth quarter of 2020 to $433.8 million at December 31, 2020. The decrease in the allowance for credit losses during the fourth quarter was attributable to $18.8 million in net charge-offs, offset partially by a $10.0 million provision for credit losses.

Net charge-offs were $18.8 million for the fourth quarter of 2020. Gross charge-offs of $20.3 million were reduced by recoveries of $1.5 million.  The most significant charge-off was $15.5 million and related to a security monitoring loan.

Net charge-offs were $36.1 million for the third quarter of 2020. Gross charge-offs of $37.3 million were reduced by recoveries of $1.2 million.  The most significant charge-off was $32.8 million and also related to a security monitoring loan.

Security monitoring loans have decreased 47% from $619.3 million as of December 31, 2019 to $329.3 million as of December 31, 2020 since ceasing new originations in the fourth quarter of 2019 while actively reducing the remaining loans. As of December 31, 2020, $250.6 million of these are performing and pass-rated, while $78.7 million are classified, of which $32.5 million are on nonaccrual.

For the fourth quarter of 2020 and third quarter of 2020, annualized net charge-offs to average loans and leases were 0.40% and 0.75%, respectively.

The allowance for credit losses as a percentage of loans and leases held for investment was 2.27% at December 31, 2020 and 2.33% at September 30, 2020. The allowance for loan and lease losses as a percentage of loans and leases held for investment was 1.82% at December 31, 2020 and September 30, 2020. The allowance for credit losses and allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding PPP loans that are fully guaranteed and do not carry any allowance, were 2.41% and 1.93% at December 31, 2020, respectively, compared to 2.48% and 1.94% at September 30, 2020, respectively.

For the full year 2020, gross charge-offs were $93.6 million and included $63.5 million for other commercial loans, of which $59.6 million related to security monitoring loans, $11.8 million for asset-based loans, $10.2 million for commercial real estate loans, and $6.8 million for venture capital loans compared to gross charge-offs for the full year 2019 of $32.3 million that included $12.0 million for asset-based loans, of which $11.8 million related to a single loan, $9.4 million for venture capital loans, and $9.1 million for other commercial loans.

For the full year 2020, recoveries were $6.4 million and included $3.6 million for other commercial loans and $1.3 million for venture capital loans compared to recoveries for the full year 2019 of $15.6 million that included $8.2 million for venture capital loans, $4.8 million for other commercial loans, and $1.4 million for asset-based loans.

For the full year 2020, net charge-offs to average loans and leases increased to 0.45% from 0.09% for the full year 2019.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	December 31, 2020		September 30, 2020		December 31, 2019
		% of		% of		% of
Deposit Composition	Balance	Total	Balance	Total	Balance	Total
	(Dollars in thousands)
Noninterest-bearing demand	$9,193,827	37%	$9,346,744	39%	$7,243,298	38%
Interest checking	5,974,910	24%	4,657,511	20%	3,753,978	19%
Money market	6,532,917	26%	6,539,313	27%	4,690,420	24%
Savings	562,826	2%	574,061	2%	499,591	3%
Total core deposits	22,264,480	89%	21,117,629	88%	16,187,287	84%
Non-core non-maturity deposits	1,149,467	5%	1,123,909	5%	496,407	3%
Total non-maturity deposits	23,413,947	94%	22,241,538	93%	16,683,694	87%
Time deposits $250,000 and under	994,197	4%	1,047,621	4%	2,065,733	11%
Time deposits over $250,000	532,573	2%	676,536	3%	483,609	2%
Total time deposits	1,526,770	6%	1,724,157	7%	2,549,342	13%
Total deposits	$24,940,717	100%	$23,965,695	100%	$19,233,036	100%

At December 31, 2020, core deposits totaled $22.3 billion, or 89% of total deposits, including $9.2 billion of noninterest-bearing demand deposits, or 37% of total deposits. Core deposits increased by $1.1 billion in the fourth quarter driven by continued strong deposit growth from our venture banking clients. For the year ended December 31, 2020, core deposits increased by $6.1 billion and total deposits increased by $5.7 billion.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds at December 31, 2020 were $1.3 billion, of which $1.0 billion was managed by PWAM.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	December 31,	September 30,	Increase
Credit Quality Metrics	2020	2020	(Decrease)
	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)	$91,163	$85,615	$5,548
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	14,027	13,747	280
Total nonperforming assets ("NPAs")	$105,190	$99,362	$5,828

Performing TDRs held for investment	$14,254	$13,679	$575

Nonaccrual loans and leases held for investment
to loans and leases held for investment	0.48%	0.45%
Nonperforming assets to loans and leases
held for investment and foreclosed assets	0.55%	0.52%

Loan and Lease Credit Risk Ratings:
Pass	$18,076,832	$17,967,872	$108,960
Special mention	741,283	783,756	(42,473)
Classified	265,262	274,572	(9,310)
Total loans and leases held for investment,
net of deferred fees	$19,083,377	$19,026,200	$57,177

Classified loans and leases held for investment
to loans and leases held for investment	1.39%	1.44%

Allowance for Credit Losses:
Allowance for loan and lease losses	$348,181	$345,966	$2,215
Reserve for unfunded loan commitments	85,571	96,571	(11,000)
Allowance for credit losses	$433,752	$442,537	$(8,785)
Provision for credit losses (for the quarter)	$10,000	$97,000	$(87,000)
Net charge-offs (for the quarter)	$18,785	$36,084	$(17,299)
Net charge-offs to average loans and leases
(for the quarter)	0.40%	0.75%
Allowance for loan and lease losses to loans
and leases held for investment	1.82%	1.82%
Allowance for credit losses to loans and leases
held for investment	2.27%	2.33%
Allowance for credit losses to nonaccrual loans
and leases held for investment	475.8%	516.9%

(1) Nonaccrual loans include guaranteed amounts of $13.9 million at December 31, 2020 and $13.8 million at September 30, 2020.

After taking pro-active and decisive steps in the first quarter at the onset of the pandemic to downgrade certain loans, the level of special mention loans and leases, which peaked in the first quarter of 2020, and classified and nonaccrual loans and leases, which peaked in the second quarter of 2020, have declined with the enhanced ongoing monitoring of the loan and lease portfolio during the course of the year. Despite the early actions, enhanced monitoring, and build in the allowance for credit losses, certain credit metrics remain elevated as we continue to manage the credit environment and economic impacts caused by the pandemic.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	December 31, 2020		September 30, 2020		Increase (Decrease)
		Accruing		Accruing		Accruing
		and 30-89		and 30-89		and 30-89
		Days Past		Days Past		Days Past
	Nonaccrual	Due	Nonaccrual	Due	Nonaccrual	Due
	(Dollars in thousands)
Real estate mortgage:
Commercial	$43,731	$3,636	$45,120	$-	$(1,389)	$3,636
Income producing and other residential	1,826	600	2,008	1,761	(182)	(1,161)
Total real estate mortgage	45,557	4,236	47,128	1,761	(1,571)	2,475
Real estate construction and land:
Commercial	315	-	324	-	(9)	-
Residential	-	759	-	3,108	-	(2,349)
Total real estate construction and land	315	759	324	3,108	(9)	(2,349)
Commercial:
Asset-based	2,679	-	2,817	-	(138)	-
Venture capital	1,980	540	2,001	2,319	(21)	(1,779)
Other commercial	40,243	2,078	32,941	185	7,302	1,893
Total commercial	44,902	2,618	37,759	2,504	7,143	114
Consumer	389	1,260	404	791	(15)	469
Total held for investment	$91,163	$8,873	$85,615	$8,164	$5,548	$709

During the fourth quarter of 2020, nonaccrual loans and leases increased by $5.5 million due primarily to an addition of one security monitoring loan for $26.3 million, partially offset by the sale of one security monitoring loan for $12.1 million and the paydown of another security monitoring loan for $5.8 million.

CAPITAL

The following table presents certain actual capital ratios and ratios excluding PPP loans:

	December 31, 2020
		Excluding		September 30,
		PPP		2020
	Actual (1)	Loans (1)		Actual
PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio	8.55%	8.93	%(3)	8.66%
Common equity tier 1 capital ratio	10.53%	10.53%		10.45%
Total capital ratio	13.76%	13.76%		13.74%
Tangible common equity ratio (2)	8.78%	9.12	%(3)	8.71%

(1) Capital information for December 31, 2020 is preliminary.
(2) Non-GAAP measure.
(3) PPP loans have been excluded from total assets in denominator as they are zero risk-weighted.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $29 billion in assets headquartered in Los Angeles, California, with executive offices in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 70 full-service branches located in California, one branch located in Durham, North Carolina, and one branch located in Denver, Colorado. The Bank provides community banking products including lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices and Denver, Colorado branch office. The Bank offers national lending products including asset-based, equipment, and real estate loans and treasury management services to established middle-market businesses on a national basis. The Bank also offers venture banking products including a comprehensive suite of financial services focused on entrepreneurial and venture-backed businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest Bancorp that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. The COVID-19 pandemic is adversely affecting PacWest Bancorp, its employees, customers and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. The length of the COVID-19 pandemic and the severity of its impact on key macro-economic indicators such as unemployment and GDP may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest Bancorp’s revenues and the values of its assets, including goodwill, and liabilities, lead to a tightening of credit, and increase stock price volatility. In addition, PacWest Bancorp’s results could be adversely affected by changes in interest rates, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, the magnitude of individual loan losses on security monitoring loans, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,	September 30,	December 31,
	2020	2020	2019
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$150,464	$187,176	$172,585
Interest-earning deposits in financial institutions	3,010,197	2,766,020	465,039
Total cash and cash equivalents	3,160,661	2,953,196	637,624

Securities available-for-sale, at estimated fair value	5,235,591	4,532,614	3,797,187
Federal Home Loan Bank stock, at cost	17,250	17,250	40,924
Total investment securities	5,252,841	4,549,864	3,838,111

Gross loans and leases held for investment	19,153,357	19,101,680	18,910,740
Deferred fees, net	(69,980)	(75,480)	(63,868)
Total loans and leases held for investment, net of deferred fees	19,083,377	19,026,200	18,846,872
Allowance for loan and lease losses	(348,181)	(345,966)	(138,785)
Total loans and leases held for investment, net	18,735,196	18,680,234	18,708,087

Equipment leased to others under operating leases	333,846	286,425	324,084
Premises and equipment, net	39,234	40,544	38,585
Foreclosed assets, net	14,027	13,747	440
Goodwill	1,078,670	1,078,670	2,548,670
Core deposit and customer relationship intangibles, net	23,641	26,813	38,394
Other assets	860,326	797,223	636,811
Total assets	$29,498,442	$28,426,716	$26,770,806

LIABILITIES:
Noninterest-bearing deposits	$9,193,827	$9,346,744	$7,243,298
Interest-bearing deposits	15,746,890	14,618,951	11,989,738
Total deposits	24,940,717	23,965,695	19,233,036
Borrowings	5,000	60,000	1,759,008
Subordinated debentures	465,812	463,282	458,209
Accrued interest payable and other liabilities	491,962	451,508	365,856
Total liabilities	25,903,491	24,940,485	21,816,109

STOCKHOLDERS' EQUITY:
Common stock	1,207	1,208	1,219
Additional paid-in-capital	3,100,633	3,125,554	3,306,006
Retained earnings	409,391	292,561	1,652,248
Treasury stock	(88,803)	(88,566)	(83,434)
Accumulated other comprehensive income	172,523	155,474	78,658
STOCKHOLDERS' EQUITY (1)	3,594,951	3,486,231	4,954,697
Total liabilities and stockholders’ equity	$29,498,442	$28,426,716	$26,770,806

Book value per share	$30.36	$29.42	$41.36
Tangible book value per share (2)	$21.05	$20.09	$19.77
Shares outstanding	118,414,853	118,489,927	119,781,605

(1) Includes net unrealized gain on securities available-for-sale, net	$172,523	$155,474	$78,658
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$242,198	$240,811	$263,402	$993,138	$1,097,845
Investment securities	28,843	24,443	28,135	106,770	115,569
Deposits in financial institutions	1,135	654	2,056	3,583	6,479
Total interest income	272,176	265,908	293,593	1,103,491	1,219,893

Interest expense:
Deposits	8,454	9,887	34,802	59,663	148,460
Borrowings	37	27	5,189	8,161	26,961
Subordinated debentures	4,477	4,670	6,983	21,109	29,843
Total interest expense	12,968	14,584	46,974	88,933	205,264

Net interest income	259,208	251,324	246,619	1,014,558	1,014,629
Provision for credit losses	10,000	97,000	3,000	339,000	22,000
Net interest income after provision for credit losses	249,208	154,324	243,619	675,558	992,629

Noninterest income:
Service charges on deposit accounts	3,119	2,570	3,611	10,351	14,637
Other commissions and fees	9,974	10,541	10,170	40,347	43,623
Leased equipment income	9,440	9,900	10,648	43,628	38,727
Gain on sale of loans and leases	1,671	35	23	2,139	1,114
Gain on sale of securities	4	5,270	184	13,171	25,445
Other income	15,642	9,936	2,540	36,424	19,016
Total noninterest income	39,850	38,252	27,176	146,060	142,562

Noninterest expense:
Compensation	73,171	75,131	74,637	271,494	285,862
Occupancy	14,083	14,771	14,541	57,555	57,407
Data processing	6,718	6,505	6,770	26,779	27,556
Other professional services	6,800	4,713	4,261	19,917	17,803
Insurance and assessments	5,064	3,939	4,168	22,625	16,404
Intangible asset amortization	3,172	3,751	4,153	14,753	18,726
Leased equipment depreciation	7,501	7,057	6,856	28,865	24,016
Foreclosed assets (income) expense, net	(272)	335	(3,446)	(17)	(3,555)
Acquisition, integration and reorganization costs	1,060	-	(269)	1,060	349
Customer related expense	4,430	4,762	3,952	17,532	13,839
Loan expense	3,926	3,499	2,967	13,454	12,931
Goodwill impairment	-	-	-	1,470,000	-
Other expense	10,029	8,939	5,138	40,002	30,913
Total noninterest expense	135,682	133,402	123,728	1,984,019	502,251

Earnings (loss) before income taxes	153,376	59,174	147,067	(1,162,401)	632,940
Income tax expense	36,546	13,671	29,186	75,173	164,304
Net earnings (loss)	$116,830	$45,503	$117,881	$(1,237,574)	$468,636

Basic and diluted earnings (loss) per share	$0.99	$0.38	$0.98	$(10.61)	$3.90
Dividends declared and paid per share	$0.25	$0.25	$0.60	$1.35	$2.40

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS (LOSS) PER SHARE CALCULATIONS

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
	(In thousands, except per share data)
Basic Earnings (Loss) Per Share:
Net earnings (loss)	$116,830	$45,503	$117,881	$(1,237,574)	$468,636
Less: earnings allocated to unvested restricted stock (1)	(1,398)	(578)	(1,458)	(1,782)	(5,182)
Net earnings (loss) allocated to common shares	$115,432	$44,925	$116,423	$(1,239,356)	$463,454

Weighted-average basic shares and unvested restricted stock outstanding	118,446	118,438	119,804	118,463	120,468
Less: weighted-average unvested restricted stock outstanding	(1,652)	(1,684)	(1,566)	(1,610)	(1,502)
Weighted-average basic shares outstanding	116,794	116,754	118,238	116,853	118,966

Basic earnings (loss) per share	$0.99	$0.38	$0.98	$(10.61)	$3.90

Diluted Earnings (Loss) Per Share:
Net earnings (loss) allocated to common shares	$115,432	$44,925	$116,423	$(1,239,356)	$463,454

Weighted-average diluted shares outstanding	116,794	116,754	118,238	116,853	118,966

Diluted earnings (loss) per share	$0.99	$0.38	$0.98	$(10.61)	$3.90

(1) Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost

	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$18,769,214	$243,188	5.15%	$19,195,737	$241,547	5.01%	$18,470,583	$263,783	5.67%
Investment securities (3)	4,888,993	30,757	2.50%	4,107,915	26,015	2.52%	3,811,216	29,509	3.07%
Deposits in financial institutions	3,576,335	1,135	0.13%	2,554,349	654	0.10%	498,068	2,056	1.64%
Total interest-earning assets (1)	27,234,542	275,080	4.02%	25,858,001	268,216	4.13%	22,779,867	295,348	5.14%
Other assets	2,100,247			2,077,192			3,600,872
Total assets	$29,334,789			$27,935,193			$26,380,739

Liabilities and
Stockholders' Equity:
Interest checking	$5,191,435	2,064	0.16%	$4,904,614	2,019	0.16%	$3,731,696	10,031	1.07%
Money market	7,636,220	3,225	0.17%	7,170,842	3,081	0.17%	5,117,553	12,063	0.94%
Savings	567,646	35	0.02%	565,395	35	0.02%	509,497	204	0.16%
Time	1,650,150	3,130	0.75%	1,876,072	4,752	1.01%	2,744,156	12,504	1.81%
Total interest-bearing deposits	15,045,451	8,454	0.22%	14,516,923	9,887	0.27%	12,102,902	34,802	1.14%
Borrowings	237,098	37	0.06%	181,315	27	0.06%	1,179,220	5,189	1.75%
Subordinated debentures	463,951	4,477	3.84%	462,375	4,670	4.02%	456,997	6,983	6.06%
Total interest-bearing liabilities	15,746,500	12,968	0.33%	15,160,613	14,584	0.38%	13,739,119	46,974	1.36%
Noninterest-bearing demand deposits	9,589,789			8,812,391			7,338,888
Other liabilities	462,075			464,320			372,550
Total liabilities	25,798,364			24,437,324			21,450,557
Stockholders' equity	3,536,425			3,497,869			4,930,182
Total liabilities and stockholders' equity	$29,334,789			$27,935,193			$26,380,739
Net interest income (1)		$262,112			$253,632			$248,374
Net interest spread (1)			3.69%			3.75%			3.78%
Net interest margin (1)			3.83%			3.90%			4.33%

Total deposits (4)	$24,635,240	$8,454	0.14%	$23,329,314	$9,887	0.17%	$19,441,790	$34,802	0.71%

(1)	Tax equivalent.
(2)	Includes discount accretion on acquired loans of $3.8 million, $2.0 million, and $3.0 million for the three months ended December 31, 2020, September 30, 2020, and December 31, 2019, respectively.
(3)	Includes tax-equivalent adjustments of $1.9 million, $1.6 million, and $1.4 million for the three months ended December 31, 2020, September 30, 2020, and December 31, 2019 related to tax-exempt income on investment securities.
The federal statutory tax rate utilized was 21%.
(4)	Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019

	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$150,464	$187,176	$174,059	$172,570	$172,585
Interest-earning deposits in financial institutions	3,010,197	2,766,020	1,747,077	439,690	465,039
Total cash and cash equivalents	3,160,661	2,953,196	1,921,136	612,260	637,624
Securities available-for-sale	5,235,591	4,532,614	3,851,141	3,757,663	3,797,187
Federal Home Loan Bank stock	17,250	17,250	17,250	54,244	40,924
Total investment securities	5,252,841	4,549,864	3,868,391	3,811,907	3,838,111

Gross loans and leases held for investment	19,153,357	19,101,680	19,780,476	19,806,394	18,910,740
Deferred fees, net	(69,980)	(75,480)	(85,845)	(61,089)	(63,868)
Total loans and leases held for investment, net of deferred fees	19,083,377	19,026,200	19,694,631	19,745,305	18,846,872
Allowance for loan and lease losses	(348,181)	(345,966)	(301,050)	(221,292)	(138,785)
Total loans and leases held for investment, net	18,735,196	18,680,234	19,393,581	19,524,013	18,708,087

Equipment leased to others under operating leases	333,846	286,425	295,191	306,530	324,084
Premises and equipment, net	39,234	40,544	42,299	39,799	38,585
Foreclosed assets, net	14,027	13,747	1,449	1,701	440
Goodwill	1,078,670	1,078,670	1,078,670	1,078,670	2,548,670
Core deposit and customer relationship intangibles, net	23,641	26,813	30,564	34,446	38,394
Other assets	860,326	797,223	734,457	733,941	636,811
Total assets	$29,498,442	$28,426,716	$27,365,738	$26,143,267	$26,770,806

LIABILITIES:
Noninterest-bearing deposits	$9,193,827	$9,346,744	$8,629,543	$7,510,218	$7,243,298
Interest-bearing deposits	15,746,890	14,618,951	14,299,036	12,065,619	11,989,738
Total deposits	24,940,717	23,965,695	22,928,579	19,575,837	19,233,036
Borrowings	5,000	60,000	60,000	2,295,000	1,759,008
Subordinated debentures	465,812	463,282	460,772	458,994	458,209
Accrued interest payable and other
liabilities	491,962	451,508	463,489	423,047	365,856
Total liabilities	25,903,491	24,940,485	23,912,840	22,752,878	21,816,109
STOCKHOLDERS' EQUITY (1)	3,594,951	3,486,231	3,452,898	3,390,389	4,954,697
Total liabilities and stockholders’ equity	$29,498,442	$28,426,716	$27,365,738	$26,143,267	$26,770,806
Book value per share	$30.36	$29.42	$29.17	$28.75	$41.36
Tangible book value per share (2)	$21.05	$20.09	$19.80	$19.31	$19.77
Shares outstanding	118,414,853	118,489,927	118,374,603	117,916,789	119,781,605
(1) Includes net unrealized gain on securities available-for-sale, net	$172,523	$155,474	$145,038	$90,916	$78,658
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS (LOSS)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$242,198	$240,811	$247,851	$262,278	$263,402
Investment securities	28,843	24,443	26,038	27,446	28,135
Deposits in financial institutions	1,135	654	186	1,608	2,056
Total interest income	272,176	265,908	274,075	291,332	293,593

Interest expense:
Deposits	8,454	9,887	13,075	28,247	34,802
Borrowings	37	27	1,319	6,778	5,189
Subordinated debentures	4,477	4,670	5,402	6,560	6,983
Total interest expense	12,968	14,584	19,796	41,585	46,974

Net interest income	259,208	251,324	254,279	249,747	246,619
Provision for credit losses	10,000	97,000	120,000	112,000	3,000
Net interest income after provision for credit losses	249,208	154,324	134,279	137,747	243,619

Noninterest income:
Service charges on deposit accounts	3,119	2,570	2,004	2,658	3,611
Other commissions and fees	9,974	10,541	10,111	9,721	10,170
Leased equipment income	9,440	9,900	12,037	12,251	10,648
Gain on sale of loans and leases	1,671	35	346	87	23
Gain on sale of securities	4	5,270	7,715	182	184
Other income	15,642	9,936	6,645	4,201	2,540
Total noninterest income	39,850	38,252	38,858	29,100	27,176

Noninterest expense:
Compensation	73,171	75,131	61,910	61,282	74,637
Occupancy	14,083	14,771	14,494	14,207	14,541
Data processing	6,718	6,505	7,102	6,454	6,770
Other professional services	6,800	4,713	4,146	4,258	4,261
Insurance and assessments	5,064	3,939	9,373	4,249	4,168
Intangible asset amortization	3,172	3,751	3,882	3,948	4,153
Leased equipment depreciation	7,501	7,057	7,102	7,205	6,856
Foreclosed assets (income) expense, net	(272)	335	(146)	66	(3,446)
Acquisition, integration and reorganization costs	1,060	-	-	-	(269)
Customer related expense	4,430	4,762	4,408	3,932	3,952
Loan expense	3,926	3,499	3,379	2,650	2,967
Goodwill impairment	-	-	-	1,470,000	-
Other expense	10,029	8,939	11,315	9,719	5,138
Total noninterest expense	135,682	133,402	126,965	1,587,970	123,728

Earnings (loss) before income taxes	153,376	59,174	46,172	(1,421,123)	147,067
Income tax expense	36,546	13,671	12,968	11,988	29,186
Net earnings (loss)	$116,830	$45,503	$33,204	$(1,433,111)	$117,881

Basic and diluted earnings (loss) per share	$0.99	$0.38	$0.28	$(12.23)	$0.98
Dividends declared and paid per share	$0.25	$0.25	$0.25	$0.60	$0.60

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.58%	0.65%	0.50%	(21.27)%	1.77%
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") return on average assets (1)(2)	2.22%	2.22%	2.51%	2.39%	2.26%
Return on average equity (1)	13.14%	5.18%	3.87%	(116.28)%	9.49%
Return on average tangible equity (1)(2)	19.63%	8.20%	6.39%	6.88%	20.68%
Efficiency ratio	43.6%	45.1%	42.9%	40.6%	44.8%
Noninterest expense as a percentage of average assets (1)	1.84%	1.90%	1.92%	23.57%	1.86%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	5.15%	5.01%	5.01%	5.54%	5.67%
Average interest-earning assets (3)	4.02%	4.13%	4.53%	5.02%	5.14%
Cost of:
Average interest-bearing deposits	0.22%	0.27%	0.40%	0.95%	1.14%
Average total deposits	0.14%	0.17%	0.25%	0.59%	0.71%
Average interest-bearing liabilities	0.33%	0.38%	0.55%	1.16%	1.36%
Net interest spread (3)	3.69%	3.75%	3.98%	3.86%	3.78%
Net interest margin (3)	3.83%	3.90%	4.20%	4.31%	4.33%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$18,769,214	$19,195,737	$19,951,603	$19,065,035	$18,470,583
Interest-earning assets	27,234,542	25,858,001	24,531,204	23,455,636	22,779,867
Total assets	29,334,789	27,935,193	26,621,227	27,099,040	26,380,739
Liabilities:
Noninterest-bearing deposits	9,589,789	8,812,391	8,292,151	7,357,717	7,338,888
Interest-bearing deposits	15,045,451	14,516,923	13,116,297	11,896,780	12,102,902
Total deposits	24,635,240	23,329,314	21,408,448	19,254,497	19,441,790
Borrowings	237,098	181,315	871,110	2,026,749	1,179,220
Subordinated debentures	463,951	462,375	459,466	458,399	456,997
Interest-bearing liabilities	15,746,500	15,160,613	14,446,873	14,381,928	13,739,119
Stockholders' equity	3,536,425	3,497,869	3,446,850	4,956,778	4,930,182

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019

	(Dollars in thousands)
Credit Quality Ratios:
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.48%	0.45%	0.84%	0.48%	0.49%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.55%	0.52%	0.85%	0.49%	0.49%
Classified loans and leases held for investment to loans and leases held for investment	1.39%	1.44%	1.49%	0.75%	0.93%
Provision for credit losses (for the quarter) to average loans and leases held for investment (annualized)	0.21%	2.01%	2.42%	2.36%	0.06%
Net charge-offs (for the quarter) to average loans and leases held for investment (annualized)	0.40%	0.75%	0.27%	0.40%	0.02%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.45%	0.36%	0.20%	0.19%	0.09%
Allowance for loan and lease losses to loans and leases held for investment	1.82%	1.82%	1.53%	1.12%	0.74%
Allowance for credit losses to loans and leases held for investment	2.27%	2.33%	1.94%	1.39%	0.93%
Allowance for credit losses to nonaccrual loans and leases held for investment	475.8%	516.9%	229.7%	287.5%	189.1%

PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio (1)	8.55%	8.66%	8.93%	8.63%	9.74%
Common equity tier 1 capital ratio (1)	10.53%	10.45%	9.97%	9.22%	9.78%
Tier 1 capital ratio (1)	10.53%	10.45%	9.97%	9.22%	9.78%
Total capital ratio (1)	13.76%	13.74%	13.18%	12.07%	12.41%
Risk-weighted assets (1)	$22,837,693	$22,114,040	$22,781,836	$24,214,209	$23,582,495

Equity to assets ratio	12.19%	12.26%	12.62%	12.97%	18.51%
Tangible common equity ratio (2)	8.78%	8.71%	8.93%	9.10%	9.79%
Book value per share	$30.36	$29.42	$29.17	$28.75	$41.36
Tangible book value per share (2)	$21.05	$20.09	$19.80	$19.31	$19.77

Pacific Western Bank:
Tier 1 leverage capital ratio (1)	9.53%	9.70%	10.03%	9.71%	10.95%
Common equity tier 1 capital ratio (1)	11.73%	11.70%	11.18%	10.38%	11.00%
Tier 1 capital ratio (1)	11.73%	11.70%	11.18%	10.38%	11.00%
Total capital ratio (1)	12.99%	12.95%	12.44%	11.39%	11.74%

(1) Capital information for December 31, 2020 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) PPNR, (2) PPNR return on average assets (3) return on average tangible equity, (4) tangible common equity ratio, and (5) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of return on average tangible equity, tangible common equity ratio, tangible book value per share, and PPNR is prevalent among banking regulators, investors, and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) net earnings, (2) return on average assets, (3) return on average equity, (4) equity to assets ratio, and (5) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Year Ended
PPNR and PPNR Return	December 31,	September 30,	December 31,	December 31,
on Average Assets	2020	2020	2019	2020	2019

	(Dollars in thousands)
Net earnings (loss)	$116,830	$45,503	$117,881	$(1,237,574)	$468,636
Add: Provision for credit losses	10,000	97,000	3,000	339,000	22,000
Add: Goodwill impairment	-	-	-	1,470,000	-
Add: Income tax expense	36,546	13,671	29,186	75,173	164,304
Pre-provision, pre-goodwill impairment,pre-tax net revenue ("PPNR")	$163,376	$156,174	$150,067	$646,599	$654,940

Average assets	$29,334,789	$27,935,193	$26,380,739	$27,752,412	$26,105,608

Return on average assets (1)	1.58%	0.65%	1.77%	(4.46)%	1.80%
PPNR return on average assets (2)	2.22%	2.22%	2.26%	2.33%	2.51%

(1) Annualized net earnings (loss) divided by average assets.

(2) Annualized PPNR divided by average assets.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
Return on Average Tangible Equity	2020	2020	2019	2020	2019

	(Dollars in thousands)
Net earnings (loss)	$116,830	$45,503	$117,881	$(1,237,574)	$468,636
Add: Intangible asset amortization	3,172	3,751	4,153	14,753	18,726
Add: Goodwill impairment	-	-	-	1,470,000	-
Adjusted net earnings	$120,002	$49,254	$122,034	$247,179	$487,362

Average stockholders' equity	$3,536,425	$3,497,869	$4,930,182	$3,857,610	$4,864,332
Less: Average intangible assets	1,103,945	1,107,548	2,589,217	1,470,989	2,596,389
Average tangible common equity	$2,432,480	$2,390,321	$2,340,965	$2,386,621	$2,267,943

Return on average equity (1)	13.14%	5.18%	9.49%	(32.08)%	9.63%
Return on average tangible equity (2)	19.63%	8.20%	20.68%	10.36%	21.49%

(1) Annualized net earnings divided by average stockholders' equity.

(2) Annualized adjusted net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	December 31,	September 30,	June 30,	March 31,	December 31,
Tangible Book Value Per Share	2020	2020	2020	2020	2019

	(Dollars in thousands, except per share data)
Stockholders' equity	$3,594,951	$3,486,231	$3,452,898	$3,390,389	$4,954,697
Less: Intangible assets	1,102,311	1,105,483	1,109,234	1,113,116	2,587,064
Tangible common equity	$2,492,640	$2,380,748	$2,343,664	$2,277,273	$2,367,633

Total assets	$29,498,442	$28,426,716	$27,365,738	$26,143,267	$26,770,806
Less: Intangible assets	1,102,311	1,105,483	1,109,234	1,113,116	2,587,064
Tangible assets	$28,396,131	$27,321,233	$26,256,504	$25,030,151	$24,183,742

Equity to assets ratio	12.19%	12.26%	12.62%	12.97%	18.51%
Tangible common equity ratio (1)	8.78%	8.71%	8.93%	9.10%	9.79%

Book value per share	$30.36	$29.42	$29.17	$28.75	$41.36
Tangible book value per share (2)	$21.05	$20.09	$19.80	$19.31	$19.77
Shares outstanding	118,414,853	118,489,927	118,374,603	117,916,789	119,781,605

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.